Exhibit 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Entegra Financial Corp. (the “Company”) certify that this Annual Report on Form 10-K of the Company for the year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included such report.

Dated:	March 14, 2019	/s/ Roger D. Plemens
Roger D. Plemens
President and Chief Executive Officer

Dated:	March 14, 2019	/s/ David A. Bright
David A. Bright
Chief Financial Officer

*This certificate is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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